LIGGETT
& WEBB P.A.
CERTIFIED PUBLIC ACCOUNTANTS

1901 South Congress Avenue, Suite 110
Boynton Beach, FL 33426 / (561) 752-1721

October 6. 2022

Cleartronic, Inc.

8000 North Federal Highway

Boca Raton, FL 33487

Effective October 6, 2022 we will cease our services as your accountants. We have reached this decision reluctantly and after substantial deliberation.

To facilitate that process, please send us a letter authorizing us to make disclosures to your new accountants. Without such a letter, we are ethically prohibited from communicating with others regarding your company's affairs.

We look forward to helping you make a smooth transition with your new accountants.

Very truly yours

Liggett & Webb, P.A.

Liggett & Webb, P.A.

LIGGETT
& WEBB P.A.
CERTIFIED PUBLIC ACCOUNTANTS

1901 South Congress Avenue, Suite 110
Boynton Beach, FL 33426 / (561) 752-1721

October 6, 2022

Cleartronic, Inc.
8000 North Federal Highway
Boca Raton, FL 33487

File Ref No: 333-135585

This is to confirm that the client-auditor relationship between Cleartronic, Inc. (Commission File No. 333-135585) and Liggett & Webb P.A. has ceased.

Sincerely,

Liggett & Webb, P.A.

Liggett & Webb, P.A.
Certified Public Accountants
Boynton Beach, Florida

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street N.W.
Washington, D.C. 20549